Exhibit 3.02

BYLAWS OF

EL PASO ELECTRIC COMPANY

A Texas Corporation

BYLAWS OF

EL PASO ELECTRIC COMPANY

TABLE OF CONTENTS

PAGE
PREAMBLE		-1-

ARTICLE I
OFFICES		-1-
Section 1.	REGISTERED OFFICE AND AGENT	-1-
Section 2.	OTHER OFFICES	-1-

ARTICLE II
SHAREHOLDERS		-1-
Section 1.	MEETINGS	-1-
Section 2.	ANNUAL MEETINGS	-1-
Section 3.	SPECIAL MEETINGS	-1-
Section 4.	FIXING RECORD DATE	-2-
Section 5.	NOTICE OF SHAREHOLDERS’ MEETINGS	-2-
Section 6.	VOTING LIST	-2-
Section 7.	VOTING SHARES	-3-
Section 8.	QUORUM	-3-
Section 9.	NOMINATION OF DIRECTORS	-4-
Section 10.	PROPOSALS OF SHAREHOLDERS	-4-
Section 11.	MAJORITY/PLURALITY VOTE	-5-
Section 12.	ACTION BY WRITTEN CONSENT WITHOUT A MEETING	-5-

ARTICLE III
DIRECTORS		-6-
Section 1.	BOARD OF DIRECTORS	-6-
Section 2.	NUMBER OF DIRECTORS; ELECTION; TERM; QUALIFICATION	-6-
Section 3.	VACANCIES AND NEWLY CREATED DIRECTORSHIPS	-7-
Section 4.	REMOVAL OF DIRECTORS	-8-
Section 5.	MEETINGS	-8-
Section 6.	FIRST MEETING	-8-
Section 7.	REGULAR MEETINGS	-8-
Section 8.	SPECIAL MEETINGS	-8-
Section 9.	NOTICES	-8-

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Section 10.	QUORUM; MAJORITY VOTE	-8-
Section 11.	CONSENT OF DIRECTORS	-9-
Section 12.	TELEPHONIC MEETING	-9-
Section 13.	COMMITTEES OF DIRECTORS	-9-
Section 14.	COMPENSATION OF DIRECTORS	-10-
Section 15.	RESIGNATION	-10-

ARTICLE IV
NOTICES		-10-
Section 1.	METHOD OF NOTICE	-10-
Section 2.	WAIVER OF NOTICE	-10-

ARTICLE V
OFFICERS		-11-
Section 1.	OFFICERS	-11-
Section 2.	ELECTION	-11-
Section 3.	TERM; REMOVAL; RESIGNATION; VACANCIES; COMPENSATION	-11-
Section 4.	CHAIRMAN OF THE BOARD	-12-
Section 5.	PRESIDENT	-12-
Section 6.	VICE PRESIDENTS	-12-
Section 7.	SECRETARY AND ASSISTANT SECRETARIES	-12-
Section 8.	TREASURER AND ASSISTANT TREASURERS	-13-

ARTICLE VI
CERTIFICATES AND SHAREHOLDERS		-14-
Section 1.	CERTIFICATES OF SHARES	-14-
Section 2.	TRANSFER OF SHARES	-15-
Section 3.	REGISTERED SHAREHOLDERS	-15-
Section 4.	LOST CERTIFICATES	-15-

ARTICLE VII
INDEMNIFICATION; INSURANCE		-15-
Section 1.	INDEMNIFICATION	-15-
Section 2.	ADVANCEMENT OR REIMBURSEMENT OF EXPENSES	-16-
Section 3.	DETERMINATION OF REQUEST	-16-
Section 4.	EFFECT OF CERTAIN PROCEEDINGS	-17-
Section 5.	EXPENSES OF ENFORCEMENT OF ARTICLE	-17-
Section 6.	INSURANCE AND SELF-INSURANCE ARRANGEMENTS	-17-
Section 7.	SEVERABILITY	-18-
Section 8.	DEFINITIONS	-18-

ARTICLE VIII
GENERAL PROVISIONS		-20-
Section 1.	DISTRIBUTIONS AND SHARE DIVIDENDS	-20-

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Section 2.	RESERVES	-20-
Section 3.	CONTRACTS	-20-
Section 4.	DEPOSITS	-20-
Section 5.	BOOKS AND RECORDS	-20-
Section 6.	CHECKS	-21-
Section 7.	FISCAL YEAR	-21-
Section 8.	SEAL	-21-

ARTICLE IX
BYLAWS		-21-
Section 1.	AMENDMENTS	-21-
Section 2.	CONSTRUCTION	-21-
Section 3.	TABLE OF CONTENTS: HEADINGS	-21-

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BYLAWS

OF EL PASO ELECTRIC COMPANY

A Texas Corporation

PREAMBLE

These Bylaws are subject to, and governed by, the Texas Business Corporation Act (the “TBCA”) and the Amended and Restated Articles of Incorporation (“Articles of Incorporation”) of El Paso Electric Company, a Texas corporation (the “Corporation”). In the event of a direct conflict between the provisions of these Bylaws and the mandatory provisions of the TBCA from time to time in effect or the provisions of the Articles of Incorporation, such provisions of the TBCA or the Articles of Incorporation, as the case may be, will be controlling.

ARTICLE I

OFFICES

Section 1. REGISTERED OFFICE AND AGENT. The registered office and registered agent of the Corporation shall be as designated from time to time by the appropriate filing by the Corporation with the Office of the Secretary of State of the State of Texas.

Section 2. OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require or as may be desirable.

ARTICLE II

SHAREHOLDERS

Section 1. MEETINGS. All meetings of shareholders for any purpose shall be held at such times and places, within or without the State of Texas, as shall be stated in the notices of the meetings or in executed waivers of notice thereof.

Section 2. ANNUAL MEETINGS. The annual meeting of shareholders shall be held annually at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of meeting; provided, no annual meeting of shareholders shall be held prior to January 1, 1997. Failure to hold the annual meeting at the designated time shall not work a dissolution of the Corporation.

Section 3. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes may be called by the Chairman of the Board or the President, unless otherwise prescribed by law or by the Articles of Incorporation, and shall be called by the

Chairman of the Board, the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of shareholders owning at least 25% of the outstanding shares of capital stock entitled to vote at such meeting, or as provided in the Articles of Incorporation. The record date for determining the shareholders entitled to call a special meeting shall be determined in accordance with Section 4 of this Article II. A request for a special meeting shall state the purpose or purposes of the proposed meeting. The person receiving the written request shall within five (5) days from the date of its receipt cause notice of the meeting to be given in the manner provided in Section 5 of this Article II. If, and only if, the person does not give notice of the meeting within five (5) days after the date of receipt of written request, the person or persons calling the meeting may fix the time of meeting and give notice in the manner provided in Section 5 of this Article II. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice of such meeting or in an executed waiver of notice thereof.

Section 4. FIXING RECORD DATE. The Board of Directors shall fix and shall have the exclusive authority to fix, in advance, a date as the record date for the purpose of determining shareholders entitled to notice of or to vote at any annual or special meeting of shareholders or any adjournment thereof, or shareholders entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose. Such date, in any case, shall not be more than sixty (60) days, and in the case of a meeting of shareholders not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken.

Section 5. NOTICE OF SHAREHOLDERS’ MEETINGS. Written or printed notice stating the place, day and hour of each meeting of shareholders, and in the case of a special meeting (or if otherwise required by law), the purpose or purposes for which it is called, shall be delivered (unless otherwise required by law) not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President, the Secretary, or the officer or person calling the meeting; to each shareholder of record entitled to vote at such meeting

Any notice required to be given to any shareholder, under any provision of the TBCA, or the Articles of Incorporation of this Corporation or these Bylaws, need not be given to the shareholder if (a) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or (b) all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a twelve-month period, have been mailed to that person, addressed at his or her address as shown on the records of the Corporation, and have been returned undeliverable. If such a person delivers to the Corporation a written notice setting forth his or her then current address, the requirement that notice be given to that person shall be reinstated.

Section 6. VOTING LIST. The officer or agent who has charge of the stock transfer records for shares shall make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, and showing the address of each shareholder and the number of shares held by each shareholder. Such list shall be kept on file at the registered office or the principal place of business of the Corporation and shall be subject to the inspection of any shareholder during usual business hours, for a period of at least ten (10) days prior to the meeting. The list shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder. The original stock transfer records shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of the shareholders. Failure to comply with any requirements of this Section 6 shall not affect the validity of any action taken at such meeting.

Section 7. VOTING SHARES. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except (a) to the extent that the Articles of Incorporation provide for more or less than one vote per share or limit or deny voting rights to the holders of the shares of any class or series or (b) as otherwise provided by law.

Shareholders are prohibited in the Articles of Incorporation from cumulating their votes in any election of Directors of this Corporation.

At any meeting of shareholders, a shareholder having the right to vote may vote either in person or by proxy executed in writing by the shareholder. A telegram, telex, cablegram, or similar transmission by the shareholder, or photographic, photostatic, facsimile, or similar reproduction of a writing executed by the shareholder, shall be treated as an execution in writing for purposes of this Section. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Any vote may be taken by voice or show of hands unless a shareholder entitled to vote, either in person or by proxy, objects, in which case written ballots shall be used.

Treasury shares, shares of the Corporation’s own stock owned by another corporation (the majority of the voting stock of which is owned or controlled by the Corporation) and shares of the Corporation’s own stock held by the Corporation in a fiduciary capacity shall not be voted (directly or indirectly) at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

Section 8. QUORUM. The holders of a majority of the shares issued and outstanding and entitled to be voted, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of shareholders.

If a quorum is present at a meeting of shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting.

However, if a quorum shall not be present or represented at a meeting of the shareholders, the holders of a majority of the shares represented in person or by proxy and entitled to vote shall have the power to adjourn the meeting from time to time and to such place, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called.

Section 9. NOMINATION OF DIRECTORS. Except with respect to the rights of holders of any class or series of stock having a preference over Common Stock of the Corporation as to dividends or upon liquidation to elect directors under specified circumstances, nominations of persons for election to the Board of Directors may be made only (a) by the Board of Directors or a committee appointed by the Board of Directors or (b) by any shareholder who is a shareholder of record at the time of giving of the shareholder’s notice provided for in this Section 9, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 9. A shareholder wishing to nominate one or more individuals to stand for election in the election of members of the Board of Directors at an annual or special meeting must provide written notice thereof to the Board of Directors not less than 80 days in advance of such meeting; provided, however, that in the event that the date of the meeting was not publicly announced by the Corporation by a mailing to shareholders, a press release or a filing with the Securities and Exchange Commission pursuant to Section 13(a) or 14(a) of the Securities and Exchange Act of 1934 more than 90 days prior to the meeting, such notice, to be timely, must be delivered to the Board of Directors not later than the close of business on the tenth day following the day on which the date of the meeting was publicly announced. A shareholder’s notice shall set forth (a) the name and address, as they appear on the Corporation’s books, of the shareholder making the nomination or nominations; (b) such information regarding the nominee(s) proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominees) been nominated or intended to be nominated by the Board of Directors; (c) a representation of the shareholder as to the class and number of shares of capital stock of the Corporation that are beneficially owned by such shareholder, and the shareholder’s intent to appear in person or by proxy at the meeting to propose such nomination; and (d) the written consent of the nominee(s) to serve as a member of the Board of Directors if so elected. No share-holder nomination shall be effective unless made in accordance with the procedures set forth in this Section 9. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a shareholder nomination was not made in accordance with the provisions of the Bylaws, and if the chairman should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Section 10. PROPOSALS OF SHAREHOLDERS. At any meeting of shareholders, there shall be conducted only such business as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who is a shareholder of record at the time of giving of the shareholder’s notice provided for in this Section 10, who shall be entitled to vote at such meeting and who complies with the notice procedure set forth in this Section 10. For business to be properly brought before a meeting of shareholders by a shareholder, the shareholder shall have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 80 days in advance of such meeting; provided, however, that in the event that the date of the meeting was not publicly announced by the Corporation by a mailing to shareholders, a press release or a filing with the Securities and Exchange Commission pursuant to Section 13(a) or 14(a) of the Securities and Exchange Act of 1934 more than 90 days prior to the meeting, such notice, to be timely, must be delivered to the Board of Directors not later than the close of business on the tenth day following the day on which the date of the meeting was first so publicly announced. A shareholder’s notice shall set forth as to each matter proposed to be brought before the meeting: (a) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and, in the event that such business includes a proposal regarding the amendment of either the Articles of Incorporation or Bylaws of the Corporation, the language of the proposed amendment; (b) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business; (c) a representation of the shareholder as to the class and number of shares of capital stock of the Corporation that are beneficially owned by such shareholder, and the shareholder’s intent to appear in person or by proxy at the meeting to propose such business; and (d) any material interest of such shareholder in such proposal or business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a shareholders meeting unless brought before the meeting in accordance with the procedure set forth in this Section 10. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the Bylaws, and if the chairman should so determine, the chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 11. MAJORITY/PLURALITY VOTE. When a quorum is present at any meeting of shareholders, the act of the shareholders relative to any matter (except the election of directors, see below, and except in cases where a different vote is required by express provision of law, the Articles of Incorporation or these Bylaws, in which cases such express provision shall govern and control the decision of such matters) shall be decided by the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at the meeting.

Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present, unless otherwise provided in the Articles of Incorporation.

Section 12. ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Shareholders of the corporation may not take action by written consent without a meeting. Any action required or permitted by law, the Articles of Incorporation, or these Bylaws to be taken at a meeting of the shareholders may be taken only at an annual, regular, or special meeting of shareholders. Notwithstanding the foregoing, the provisions of this Article II, Section 12 shall not apply to the holders of any class or series of preferred stock created pursuant to Article IV of the Articles of Incorporation, provided the resolution or resolutions establishing such class or series of preferred stock expressly permit the holders of such class or series of preferred stock to (a) take any action required to be taken or which may be taken at any annual or special meeting of shareholders of the Corporation or pursuant to the resolution or resolutions establishing such class or series of preferred stock without a meeting or (b) consent in writing, without a meeting, to the taking of any action.

ARTICLE III

DIRECTORS

Section 1. BOARD OF DIRECTORS. The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors. Directors need not be residents of the State of Texas or shareholders of the Corporation.

In the discharge of any duty imposed or power conferred upon a Director of the Corporation, including as a member of a committee, the Director may in good faith and utilizing ordinary care rely upon the statements, valuations or information referred to in Article 2.38-3 of the TBCA or upon other information, opinions, reports, or statements, including financial statements and other financial data, concerning the Corporation or another person, that were prepared or presented by (a) one or more officers or employees of the Corporation, (b) legal counsel, public accountants, investment bankers, or other persons as to matters the Director reasonably believes are within the person’s professional or expert competence, or (c) a committee of the Board of Directors of which the Director is not a member. A Director is not relying in good faith within the meaning of the preceding sentence if the Director has knowledge concerning the matter in question that makes reliance otherwise permitted by the above sentence unwarranted.

Section 2. NUMBER OF DIRECTORS: ELECTION: TERM: QUALIFICATION. The Board of Directors shall consist of no less than one director (plus such number of Directors as may be required to be elected from time to time pursuant to the terms of any series of preferred stock that may be issued and outstanding from time to time). Subject to the preceding sentence, the number of Directors which shall constitute the whole Board of Directors shall from time to time be fixed and determined by resolution adopted by the Board of Directors. The Directors of the Corporation (exclusive of Directors who are elected pursuant to the terms of, and serve as representatives of the holders of, any series of preferred stock of the Corporation) shall be referred to herein as “Classified Directors” and shall be divided into three classes, with the first class referred to herein as “Class 1,” the second class as “Class 2,” and the third class as “Class 3.” If the total number of Classified Directors equals a number divisible by three, then the number of Directors in each of Class 1, Class 2, and Class 3 shall be that number of Directors equal to the total number of Directors divided by three. If, however, the total number of Classified Directors equals a number that is not divisible by three, each such class of Directors shall consist of that number of Directors as nearly equal in number as possible to the total number of Directors divided by three, as determined by the Board of Directors in advance of each respective election of Directors by the shareholders of the Corporation then entitled to vote in such election. The term of office of the initial Class 1 Directors shall expire at the 1997 annual meeting of shareholders, the term of office of the initial Class 2 Directors shall expire at the 1998 annual meeting of shareholders and the term of office of the initial Class 3 Directors shall expire at the 1999 annual meeting of shareholders, with each director to hold office until his successor shall have been duly elected and qualified. At each annual meeting of shareholders, commencing with the 1997 annual meeting, Directors elected to succeed those Directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election, with each director to hold office until his successor shall have been duly elected and qualified.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by series or by class (excluding holders of Common Stock), to elect Directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies, and other features of such Directorships shall be governed by the terms of the Articles of Incorporation (including any amendment to the Articles of Incorporation that designates a series of preferred stock), and such Directors so elected by the holders of preferred stock shall not be divided into classes pursuant to this Section 2 of this Article III unless expressly provided by the terms of the Articles of Incorporation.

Section 3. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Vacancies occurring on the Board of Directors may be filled by election at an annual or special meeting of shareholders called for that purpose, or by a majority of the remaining Directors, though less than a quorum. A Director elected to fill the vacancy shall be elected for the unexpired term of his or her predecessor in office.

Any directorship to be filled by reason of any increase in the number of Directors may be filled by election at an annual or special meeting of shareholders called for that purpose, or by the Board of Directors for a term of office continuing only until the next election of one or more Directors by the shareholders; provided, however, that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

Notwithstanding the foregoing, whenever the holders of any class or series of shares, or group of classes or series of shares, of stock of the Corporation are entitled to elect one or more Directors by the provisions of the Articles of Incorporation, any vacancies in such directorships and any newly created directorships of such class or series to be filled by reason of an increase in the number of such Directors may be filled by the affirmative vote of a majority of the Directors elected by such class or series, or by such group, then in office, or by a sole remaining Director so elected, or by the vote of the holders of the outstanding shares of such class or series, or of such group, at an annual or special meeting called for that purpose and such directorships shall not in any case be filled by the vote of the remaining Directors or the holders of the outstanding shares as a whole unless otherwise provided in the Articles of Incorporation.

Section 4. REMOVAL OF DIRECTORS. Except to the extent limited by law or the Articles of Incorporation, at any meeting of shareholders called expressly for purposes of removal, any Director or the entire Board of Directors may be removed, with cause, by the holders of a majority of shares entitled to vote at an election of Directors; provided, however, that whenever the holders of any class or series of shares, or any group of classes or series of shares, of stock of the Corporation are entitled to elect one or more Directors by the provisions of the Articles of Incorporation, only the holders of shares of that class or series or group shall be entitled to vote for or against the removal of any Directors elected by the holders of that class or series or group. If the Articles of Incorporation should be amended so as to permit cumulative voting and if less than the entire Board of Directors is to be removed, no one of the Directors may be removed if the votes cast against his or her removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors, or if there be classes of Directors, at an election of the class of Directors of which he is a part.

Section 5. MEETINGS. The Board of Directors of the Corporation may hold meetings, both regular and special, within or without the State of Texas.

Section 6. FIRST MEETING. The first meeting of each newly elected Board of Directors shall be held without further notice immediately following the annual meeting of shareholders, and at the same place, unless by the unanimous consent of the Directors, then elected and serving, such time or place shall be changed.

Section 7. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held with or without notice.

Section 8. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called with notice by the Chairman of the Board or by the President.

Section 9. NOTICES. Notice shall be sent to the last known address of each director at least four days before the meeting. Oral notice may be substituted for such written notice if given not later than one day before the meeting. Except as otherwise herein provided, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 10. QUORUM; MAJORITY VOTE. At all meetings of the Board of Directors, a majority of the number of Directors fixed in the manner provided in these Bylaws shall constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, the Articles of Incorporation or these Bylaws; provided, however, that if a Board of one Director shall be authorized, then one Director shall constitute a quorum and the act of that one Director shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 11. CONSENT OF DIRECTORS. Unless otherwise restricted by the Articles of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or the committee, as the case may be, execute a written consent setting forth the action so taken. Such consent shall have the same force and effect as a unanimous vote at a meeting. The consent may be in more than one counterpart so long as each director signs one of the counterparts.

Section 12. TELEPHONIC MEETING. Unless otherwise restricted by the Articles of Incorporation and subject to the provisions required or permitted by law or these Bylaws for notice of meetings, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in and hold a meeting of the Board of Directors, or such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting by such means shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 13. COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution adopted by a majority of the whole Board, from time to time designate from among the members of the Board of Directors one or more committees. Each committee shall consist of one or more members of the Board of Directors. The Board of Directors may designate one or more of its members as alternate members of any committee, who may, subject to limitations imposed by the Board of Directors, replace absent or disqualified members at any meeting of that committee.

Except as limited by law, the Articles of Incorporation, these Bylaws or the resolution establishing such committee, each committee shall have and may exercise all of the authority of the Board of Directors as the Board of Directors may determine and specify in the respective resolutions appointing each such committee. The designation of any committee and the delegation of any authority to the committee shall not operate to relieve the Board of Directors, or any member of the Board of Directors, of any responsibility imposed by law.

The Board of Directors, by resolution or resolutions passed by a majority of the whole Board of Directors, may designate one or more members of the Board of Directors to constitute an Executive Committee and one or more other committees, which shall in each case consist of such number of Directors as the Board of Directors may determine. The Executive Committee shall have and may exercise, subject to such restrictions as may be contained in the Articles of Incorporation or that may be imposed by law, all of the authority of the Board of Directors, including without limitation the power and authority to declare a dividend and to authorize the issuance of shares of the Corporation.

A majority of all the members of any such committee may fix the time and place of its meetings, unless the Board of Directors shall otherwise provide, and meetings of any committee may be held upon such notice, or without notice, as shall from time to time be determined by the members of any such committee.

At all meetings of any committee, a majority of its members shall constitute a quorum for the transaction of business, and the act of a majority of the members present shall be the act of any such committee, unless otherwise specifically provided by law, the Articles of Incorporation, the Bylaws or the resolution establishing such committee. The Board of Directors shall have power at any time, subject as aforesaid, to change the number and members of any such committee, to fill vacancies and to discharge any such committee.

Section 14. COMPENSATION OF DIRECTORS. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and for carrying out other business of the Corporation and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees may be allowed like compensation for attending committee meetings.

Section 15. RESIGNATION. Any Director may resign at any time by written notice to the Corporation. Any such resignation shall take effect at the date of receipt of such notice or at such other time as may be specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

ARTICLE IV

NOTICES

Section 1. METHOD OF NOTICE. Whenever by law, the Articles of Incorporation, or these Bylaws, notice is required to be given to any committee member, Director, or shareholder, it shall not be construed to mean personal notice, but any such notice may be given (a) in writing, by mail, postage prepaid, addressed to such member, Director or shareholder at his or her address as it appears on the records of the Corporation, or (b) by any other method permitted by law (including, but not limited to, by telegram, telex, cablegram, facsimile and, in the case of Directors, by telephone). Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when the same is deposited in the United States mail as aforesaid. Any notice required or permitted to be given by telegram, telex, cablegram or facsimile shall be deemed to be delivered and given at the time transmitted with all charges prepaid and addressed as aforesaid.

Section 2. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of law, of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE V

OFFICERS

Section 1. OFFICERS. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chairman of the Board (if the Board of Directors shall determine the election of such officer to be appropriate), a President, and a Secretary, and may consist of such other officers and agents as the Board of Directors may deem necessary, including one or more Vice Presidents (and, in the case of each Vice President, with such descriptive title, if any, as the Board of Directors shall determine), a Treasurer, a Controller, and one or more Assistant Secretaries and Assistant Treasurers. Any two or more offices may be held by the same person.

In the discharge of any duty imposed or power conferred upon an officer of the Corporation, the officer may in good faith and ordinary care rely on information, opinions, reports, or statements, including financial statements and other financial data, concerning the Corporation or another person, that were prepared or presented by (a) one or more other officers or employees of the Corporation including members of the Board of Directors or (b) legal counsel, public accountants, investment bankers, or other persons as to matters the officer reasonably believes are within the person’s professional or expert competence. An officer is not relying in good faith within the meaning of the preceding sentence if the officer has knowledge concerning the matter in question that makes reliance otherwise permitted by the above sentence unwarranted.

None of the officers need be a Director or a shareholder of the Corporation.

Section 2. ELECTION. Without limiting the right of the Board of Directors to elect officers of the Corporation at any time when vacancies occur or when the number of officers is increased, the Board of Directors, at its first regular meeting after each annual meeting of shareholders or as soon thereafter as conveniently practicable, shall elect the officers of the Corporation and such agents as the Board of Directors shall deem necessary or desirable.

Section 3. TERM; REMOVAL; RESIGNATION; VACANCIES; COMPENSATION. The officers of the Corporation shall hold office until their successors are elected or appointed and qualified, or until their earlier death, resignation, retirement, disqualification or removal. Any officer elected by the Board of Directors may be removed at any time with or without cause by the affirmative vote of a majority of the Board of Directors whenever, in its judgment, the best interests of the Corporation shall be served thereby, but any such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at such other time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Election or appointment of an officer or agent shall not of itself create contract rights. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors for the unexpired portion of the term.

The compensation of all officers and agents of the Corporation shall be fixed from time to time by the Board of Directors or pursuant to its direction. No officer shall be prevented from receiving such compensation by reason of his or her also being a Director.

Section 4. CHAIRMAN OF THE BOARD. The Chairman of the Board (if one be elected and serving) shall be the chief executive officer of the Corporation. He shall have general and active management of the business of the Corporation, shall preside at all meetings of shareholders and the Board of Directors, shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall have such other authority and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

Section 5. PRESIDENT. The President shall be the chief operating officer of the Corporation and, subject to the direction of the Board of Directors and the Chairman of the Board, shall have and exercise direct charge of and general supervision over the business affairs and employees of the Corporation. He shall also have such other authority and perform such other duties as may be prescribed from time to time by the Board of Directors, the Chairman of the Board or these Bylaws. The President shall, if there is no Chairman of the Board, or in the absence or disability of the Chairman of the Board, be the chief executive officer of the Corporation, preside at all meetings of shareholders and of the Board of Directors, and perform the duties and exercise the powers of the Chairman of the Board.

Section 6. VICE PRESIDENTS. Vice Presidents shall have such authority and perform such duties as may be delegated, permitted or assigned from time to time by the President or the Board of Directors and, in the event of the absence, unavailability or disability of the President, or in the event of his inability or refusal to act, shall, in the order of their seniority, perform the duties and have the authority and exercise the powers of the President, unless otherwise determined by the Board of Directors.

Section 7. SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall have the duty of recording the proceedings of the meetings of shareholders and Board of Directors in a minute book to be kept for that purpose and shall perform all like duties for any committees. The Secretary shall give or cause to be given notice, as required by these Bylaws or by law, of all meetings of the shareholders and all meetings of the Board of Directors and shall perform such other duties as may be prescribed by these Bylaws or by the Board of Directors or President, under whose supervision the Secretary shall be. The Secretary, or an Assistant Secretary, shall have safe custody of the seal of the Corporation and he, or an Assistant Secretary, when authorized and directed by the Board of Directors, shall affix the same to any instrument requiring it and when so affixed, it shall be attested by his or her signature or by the signature of an Assistant Secretary or of the Treasurer or an Assistant Treasurer. The Secretary also shall perform such other duties and have such other powers as may be permitted by law or as the Board of Directors or the President may from time to time prescribe or authorize.

The Assistant Secretaries, if any, in the order of their seniority, unless otherwise determined by the Board of Directors shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may be permitted by law or as the Board of Directors or the President may from time to time prescribe, authorize or delegate.

In the absence of the Secretary or an Assistant Secretary, the minutes of all meetings of the Board of Directors and of shareholders shall be recorded by such person as shall be designated by the Board of Directors.

Section 8. TREASURER AND ASSISTANT TREASURERS. If a Treasurer is designated as an officer of the Corporation by the Board of Directors, the Treasurer shall have the custody of the corporate funds and securities and shall keep, or cause to be kept, full and accurate accounts and records of receipts and disbursements and other transactions in books belonging to the Corporation and shall deposit, or see to the deposit of, all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by or under the authority of the Board of Directors. He shall: (a) endorse or cause to be endorsed in the name of the Corporation for collection the bills, notes, checks or other negotiable instruments received by the Corporation; (b) sign or cause to be signed all checks issued by the Corporation; and (c) pay out or cause to be paid out money as the Corporation may require, taking vouchers therefor. In addition, he shall perform such other duties as may be permitted by law or as the Board of Directors or the President may from time to time prescribe, authorize or delegate. The Board of Directors may by resolution delegate, with or without power to re-delegate, any or all of the foregoing duties of the Treasurer to other officers, employees or agents of the Corporation, and to provide that other officers, employees and agents shall have the power to sign checks, vouchers, orders or other instruments on behalf of the Corporation. The Treasurer shall render to the Board of Directors, whenever they may require it, an account of his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond of such type, character and amount as the Board of Directors may require.

If a Treasurer is not designated as an officer of the Corporation, the functions of the Treasurer shall be performed by the President, the Secretary or such other officer or officers of the Corporation as shall be designated by the Board of Directors at any time or from time to time.

The Assistant Treasurers, if any, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as may be permitted by law or as the Board of Directors or the President may from time to time prescribe, authorize or delegate. If required by the Board of Directors, the Assistant Treasurers shall give the Corporation a bond of such type, character and amount as the Board of Directors may require.

ARTICLE VI

CERTIFICATES AND SHAREHOLDERS

Section 1. CERTIFICATES OF SHARES. The Corporation shall deliver certificates representing shares to which shareholders are entitled or the shares of the Corporation may be uncertificated shares. Certificates representing shares shall be numbered and shall be entered in the stock transfer records of the Corporation as they are issued. They shall be signed by the President or any Vice President, and by the Secretary or any Assistant Secretary or by the Treasurer (if any) or any Assistant Treasurer, and may be sealed with the seal of the Corporation or facsimile thereof. Any or all of the officer signatures upon the certificates may be facsimiles. If any officer or officers who have signed or whose facsimile signature or signatures have been used on any such certificate or certificates cease to be such officer or officers of the Corporation before said certificate or certificates shall have been issued, such certificate or certificates may nevertheless be issued by the Corporation with the same effect as though the person or persons who signed such certificates or whose facsimile signature or signatures shall have been used thereon had been such officer or officers at the date of its issuance. Certificates for shares shall be in such form as shall be in conformity to law and as may be prescribed from time to time by the Board of Directors.

In the event the Corporation is authorized to issue shares of more than one class or series, each certificate representing shares issued by the Corporation (a) shall conspicuously set forth on the face or back of the certificate a full statement of all the designations, preferences, limitations and relative rights of the shares of each class or series to the extent they have been fixed and determined and the authority of the Board of Directors to fix and determine the designations, preferences, limitations, and relative rights of subsequent series or (b) shall conspicuously state on the face or back of the certificate that (i) such a statement is set forth in the Articles of Incorporation on file in the office of the Secretary of State of the State of Texas and (ii) the Corporation will furnish a copy of such statement to the record holder of the certificate without charge on written request to the Corporation at its principal place of business or registered office.

Each certificate representing shares issued by the Corporation (a) shall conspicuously set forth on the face or back of the certificate a full statement of the limitation or denial of preemptive rights contained in the Articles of Incorporation or (b) shall conspicuously state on the face or back of the certificate that (i) such a statement is set forth in the Articles of Incorporation on file in the office of the Secretary of State of the State of Texas and (ii) the Corporation will furnish a copy of such statement to the record holder of the certificate without charge on request to the Corporation at its principal place of business or registered office. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the cases of a lost, stolen, destroyed or mutilated certificate a new one may be issued therefor pursuant to the provisions of Section 4 of this Article VI. Certificates shall not be issued representing fractional shares of stock.

Section 2. TRANSFER OF SHARES. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares of stock or other securities of the Corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and otherwise meeting all legal requirements for transfer, a new certificate shall be issued to the person entitled thereto and the old certificate canceled and the transaction recorded upon the books of the Corporation. Transfers of shares or other securities shall be made only on the books of the Corporation by the registered holder thereof, or by such holder’s attorney thereunto authorized by power of attorney and filed with the Secretary of the Corporation or the transfer agent.

Section 3. REGISTERED SHAREHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive distributions or share dividends, to vote, to receive notifications, and otherwise exercise all the rights and powers of an owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section 4. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of shares to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient and may require such sureties, assurances or indemnities as it deems adequate to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

ARTICLE VII

INDEMNIFICATION; INSURANCE

Section 1. INDEMNIFICATION. Each person who at any time shall serve, or shall have served, as a director, employee or agent of the Corporation, or any person who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise (each such person referred to herein as an “Indemnitee”), shall be entitled to indemnification as and to the fullest extent permitted by Article 2.02-1 of the TBCA or any successor statutory provision, as from time to time amended. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which those to be indemnified may be entitled as a matter of law or under any agreement, other provision of these Bylaws, vote of shareholders or directors, or other arrangement. The Corporation may enter into indemnification agreements with its executive officers and directors that contractually provide to them the benefits of the provisions of this Article VII and include related provisions meant to facilitate the

Indemnitees’ receipt of such benefits and such other indemnification protections as may be deemed appropriate.

Section 2. ADVANCEMENT OR REIMBURSEMENT OF EXPENSES. The rights of an Indemnitee provided under the preceding section shall include, but not be limited to, the right to be indemnified and to have expenses advanced in all proceedings to the fullest extent permitted by Article 2.02-1 of the TBCA. In the event that an Indemnitee is not wholly successful, on the merits or otherwise, in a proceeding but is successful, on the merits or otherwise, as to any claim in such proceeding, the Corporation shall at a minimum indemnify such Indemnitee against all expenses actually and reasonably incurred by him or on his or her behalf relating to each claim. The termination of a claim in a proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim. In addition, to the extent an Indemnitee is, by reason of his or her corporate status, a witness or otherwise participates in any proceeding at a time when he is not named a defendant or respondent in the proceeding, he shall be indemnified against all expenses actually and reasonably incurred by him or on his or her behalf in connection therewith. The Corporation shall pay all reasonable expenses incurred by or on behalf of an Indemnitee in connection with any proceeding or claim, whether brought by the Corporation or otherwise, in advance of any determination respecting entitlement to indemnification pursuant to this Article VII within ten days after the receipt by the Corporation of a written request from such Indemnitee reasonably evidencing such expenses and requesting such payment or payments from time to time, whether prior to or after final disposition of such proceeding or claim; provided that the Indemnitee undertakes and agrees in writing that he will reimburse and repay the Corporation for any expenses so advanced to the extent that it shall ultimately be determined by a court, in a final adjudication from which there is no further right of appeal, that Indemnitee is not entitled to be indemnified against such expenses.

Section 3. DETERMINATION OF REQUEST. Upon written request to the Corporation by an Indemnitee for indemnification pursuant to these Bylaws, a determination, if required by applicable law, with respect to such Indemnitee’s entitlement thereto shall be made in accordance with Article 2.02-1 of the TBCA; provided, however, that notwithstanding the foregoing, if a Change in Control shall have occurred, such determination shall be made by Independent Counsel selected by the Indemnitee, unless the Indemnitee shall request that such determination be made in accordance with Article 2.02-l.F.(l) or (2) of the TBCA. The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred in connection with any such determination. If a Change in Control shall have occurred, the Indemnitee shall be presumed (except as otherwise expressly provided in this Article) to be entitled to indemnification under this Article upon submission of a request to the Corporation for indemnification, and thereafter the Corporation shall have the burden of proof in overcoming that presumption in reaching a determination contrary to that presumption. The presumption shall be used by Independent Counsel, or such other person or persons determining entitlement to indemnification, as a basis for a determination of entitlement to indemnification unless the Corporation provides information sufficient to overcome such presumption by clear and convincing evidence or the investigation, review and analysis of Independent Counsel or such other person or persons convinces him or them by clear and convincing evidence that the presumption should not apply.

Section 4. EFFECT OF CERTAIN PROCEEDINGS. The termination of any proceeding or of any claim in a proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Article) by itself adversely affect the right of Indemnitee to indemnification or create a presumption that an Indemnitee did not conduct himself in good faith and in a manner that he reasonably believed in the case of conduct in his or her official capacity, that was in the best interests of the Corporation or, in all other cases, that was not opposed to the best interests of the Corporation or, with respect to any criminal proceeding, that such Indemnitee had reasonable cause to believe that his or her conduct was unlawful and Indemnitee shall be deemed to have been found liable in respect of any claim only after he shall have been so adjudged by a court in competent jurisdiction after exhaustion of all appeals therefrom.

Section 5. EXPENSES OF ENFORCEMENT OF ARTICLE. In the event that an Indemnitee, pursuant to this Article VII, seeks a judicial adjudication to enforce his or her rights under, or to recover damages for breach of, rights created under or pursuant to this Article, such Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all expenses actually and reasonably incurred by him in such judicial adjudication but only if he prevails therein. If it shall be determined in said judicial adjudication that such Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by such Indemnitee in connection with such judicial adjudication shall be reasonably prorated in good faith by counsel for such Indemnitee. Notwithstanding the foregoing, if a Change in Control shall have occurred, an Indemnitee shall be entitled to indemnification under this Section regardless of whether Indemnitee ultimately prevails in such judicial adjudication.

Section 6. INSURANCE AND SELF-INSURANCE ARRANGEMENTS. The Corporation may procure or maintain insurance or other similar arrangements, at its expense, to protect itself and any Indemnitee against any expense, liability or loss asserted against or incurred by such person, incurred by him in such a capacity or arising out of his or her status as such a person, whether or not the Corporation would have the power to indemnify such person against such expense or liability. In considering the cost and availability of such insurance, the Corporation, (through the exercise of the business judgment of its Directors and officers), may from time to time, purchase insurance which provides for any and all of (a) deductibles, (b) limits on payments required to be made by the insurer, or (c) coverage which may not be as comprehensive as that previously included in insurance purchased by the Corporation. The purchase of insurance with deductibles, limits on payments and coverage exclusions will be deemed to be in the best interest of the Corporation but may not be in the best interest of certain of the persons covered thereby. As to the Corporation, purchasing insurance with deductibles, limits on payments, and coverage exclusions is similar to the Corporation’s practice of self-insurance in other areas. In order to protect the Indemnitees who would otherwise be more fully or entirely covered under such policies, the Corporation shall indemnify and hold each of them harmless as provided in Section 1 of this

Article VII, without regard to whether the Corporation would otherwise be entitled to indemnify such officer or director under the other provisions of this Article VII, or under any law, agreement, vote of shareholders or directors or other arrangement, to the extent (a) of such deductibles, (b) of amounts exceeding payments required to be made by an insurer or (c) that prior policies of officer’s and director’s liability insurance held by the Corporation or its predecessors would have provided for payment to such officer or director.

Section 7. SEVERABILITY. If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Article shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 8. DEFINITIONS. The following terms are used herein as follows:

“Capital Stock” means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited), and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Change in Control” means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Corporation and its Subsidiaries taken as a whole, (ii) the adoption of a plan relating to the liquidation or dissolution of the Corporation, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting stock of the Corporation, or (iv) the first day on which a majority of the members of the Board of Directors of the Corporation are not Continuing Directors. For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring voting stock of the Corporation shall be deemed to be a transfer of such portion of such voting stock as corresponds to the portion of the equity of such entity that has been so transferred.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Corporation who (i) was a member of such Board of Directors on February 12, 1996 or became a member of such Board of Directors within four months of February 12, 1996, or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of Continuing Directors who were members of such Board at the time of such nomination or election.

“Corporate status” means the status of a person who is or was a director, officer, partner, employee, agent or fiduciary of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Corporation.

“Disinterested Director” means a director of the Corporation who is not a named defendant or respondent to the proceeding or subject to a claim in respect of which indemnification is sought by Indemnitee.

“Exchange Act” means the Securities and Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither contemporaneously is, nor in the five years theretofore has been, retained to represent: (a) the Corporation or an Indemnitee in any matter material to either such party, (b) any other party to the proceeding giving rise to a claim for indemnification hereunder or (c) the beneficial owner, directly or indirectly, of securities of the Corporation representing 10% or more of the combined voting power of the Corporation’s then outstanding voting securities. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or an Indemnitee in an action to determine such Indemnitee’s rights to indemnification under these Bylaws.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

ARTICLE VIII

GENERAL PROVISIONS

Section 1. DISTRIBUTIONS AND SHARE DIVIDENDS. Subject to the provisions of the Articles of Incorporation relating thereto, if any, and the restrictions imposed by applicable law, distributions and/or share dividends on the Corporation’s outstanding shares may be declared from time to time by the Board of Directors or a Committee thereof, in its discretion, at any regular or special meeting, pursuant to law.

Section 2. RESERVES. Before payment of any distribution or share dividend, the Board of Directors by resolution from time to time, in their absolute discretion, may create a reserve or reserves out of the Corporation’s surplus, or designate or allocate any part or all of such surplus in any manner for any proper purpose, including, without limitation, a reserve or reserves for meeting contingencies, equalizing dividends, repairing or maintaining any property of the Corporation, or for such other purpose as the Directors deem beneficial to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve, designation or allocation in the manner in which it was created.

Section 3. CONTRACTS. Subject to the provisions of Article V, the Board of Directors may authorize any officer, officers, agent or agents to enter into any contract or agreement of any nature whatsoever, including, without limitation, any contract, deed, bond, mortgage, guaranty, deed of trust, security agreement, pledge agreement, act of pledge, collateral mortgage, collateral chattel mortgage or any other document or instrument of any nature whatsoever, and to execute and deliver any such contract, agreement, document or other instrument of any nature whatsoever for and in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

Section 5. BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, Board of Directors and each committee of its Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of the original issuance of shares issued by the Corporation and a record of each transfer of those shares that has been presented to the Corporation for registration of transfer. Such original issuance and transfer records shall contain the names and addresses of all past and current shareholders of the Corporation and the number and class or series of shares held by each. Any books, records, minutes and share transfer records may be in written form or in any other form capable of being converted into written form within a reasonable time.

Section 6. CHECKS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 7. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 8. SEAL. The corporate seal shall be in such form as may be prescribed by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE IX

BYLAWS

Section 1. AMENDMENTS. These Bylaws may be amended or repealed, or new Bylaws adopted (a) by the Board of Directors or (b) by the shareholders upon the affirmative vote of the holders of a majority of the outstanding shares of capital stock entitled to vote thereon. Notwithstanding the foregoing, the affirmative vote of the holders of 80% or more of the outstanding shares of capital stock entitled to vote thereon, shall be required to amend or repeal, or adopt any provision inconsistent with, the following provisions of the Bylaws of the Corporation: Article II, Sections 3, 4, 5, 9, 10 and 12, Article III, Section 2, Article IV, Section 1, and Article IX, Section 1.

Section 2. CONSTRUCTION. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion of these Bylaws shall be invalid or inoperative, then, so far as is reasonable and possible:

(a)	The remainder of these Bylaws shall be considered valid and operative, and

(b)	Effect shall be given to the intent manifested by the portion held invalid or inoperative.

Section 3. TABLE OF CONTENTS: HEADINGS. The table of contents and headings are for organization, convenience and clarity. In interpreting these Bylaws, the table of contents and headings shall be subordinated in importance to the other written material.

I, the undersigned, being the Secretary of the Corporation DO HEREBY CERTIFY THAT the foregoing are the bylaws of said Corporation, as adopted by the Board of Directors of said Corporation on the 6th day of February 1996.

/s/ GUILLERMO SILVA, JR.
Guillermo Silva, Jr.
Secretary